UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

BioTime, Inc.

(Exact name of registrant as specified in its charter)

001-12830	California	94-3127919
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Atlantic Avenue, Suite 102, Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 521-3390

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 7, 2017, the Board of Directors of BioTime, Inc. (the “Company”) adopted the Amended and Restated Bylaws (“A&R Bylaws”) attached as Item 9.01, Exhibit 3.1 to this filing. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined to review and update the previous version of the Company’s Bylaws, which had been updated last in July 1992. In adopting the A&R Bylaws, changes eliminated some redundancies and ensure compliance with current applicable law. In addition, the Board made other changes that it believes to be in the best interests of the shareholders of the Company that bring the Company’s bylaws in line with current standards and common practice for public companies of similar size or that implement additional shareholder friendly governance practices.

The amended or additional provisions are intended to:

(a) clarify both annual and special shareholder meetings with respect to how meetings may be conducted (e.g., by expressly permitting the conduct of meetings that include electronic transmission and video participation with the consent of the shareholders);

(b) set forth the procedures pursuant to which a shareholder may propose actions to the Company and its shareholders at the Company’s annual meetings and nominate a person for election to the Company’s Board at the Company’s annual or special meetings (e.g., notice periods for submission of proposed actions or nominees to the Company and the information that must be submitted in such notice to be considered timely and on a proper form);

(c) amend certain provisions with respect to the election, governance and procedures of the Board (e.g., to allow for the election of directors at a special meeting of shareholders held for the purpose of electing directors, to specifically permit compensation of non-employee directors consistent with the Company’s current and historical practices and to specify the procedures governing meetings and actions of committees of the Board consistent with current practices and applicable statutes);

(d) update certain provisions relating to officers of the Company (e.g., authorizing additional officers to be consistent with the Company’s current management structure including a Chief Executive Officer, a Chief Financial Officer and Vice Presidents);

(e) set forth certain share ownership thresholds required in order for a shareholder to request to inspect and copy shareholder records or request certain financial statements of the Company; and

(f) update and clarify certain general corporate provisions (e.g., permit the Company to issue shares in book entry form, set forth provisions for dealing with lost share certificates and authorizing certain officers of the Company to vote shares of other corporations on behalf of the Company).

The foregoing description of the A&R Bylaws is qualified in its entirety by reference to the A&R Bylaws, a copy of which is attached as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Number	Description

3.1	Amended and Restated Bylaws as of September 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTime, Inc.

Date: September 8, 2017
/s/ Russell Skibsted
Russell Skibsted
Chief Financial Officer

EXHIBIT INDEX

Number	Description

3.1	Amended and Restated Bylaws as of September 7, 2017